UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

DIH HOLDING US, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41250	98-1624542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Accord Park Drive; Suite D-1, Norwell, MA	02061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 877-944-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock	DHAI	The Nasdaq Stock Market LLC
Warrants	DHAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 25, 2025, DIH Holding US, Inc. (the “Company” or “DIH”) held a Special Meeting (the “Special Meeting”). As of August 18, 2025, the record date set by the Company’s Board of Directors, there were 52,316,314 shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) issued and entitled to be voted at the Special Meeting, of which 28,928,172  or approximately 55.29% of the total outstanding shares of common stock of DIH, were represented in person or by proxy; therefore, a quorum was present. The following proposals were presented at the Special Meeting:

Proposal 1: The New Debenture Nasdaq Proposal —  to approve, as required by, and in accordance with Nasdaq Listing Rules 5635 (d), the potential issuance of more than 19.99% of the issued and outstanding Common Stock (upon conversion of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures) issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, as amended, and purchased by the purchaser identified in the Securities Purchase Agreement, dated August 7, 2025. Adoption of this proposal required approval by the affirmative vote of a majority of the issued and outstanding shares of Common Stock represented in person or by proxy and entitled to vote. This proposal was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
21,242,805	348,845	1,915,866	5,420,656

Proposal 2: The Original Debenture Base Conversion Price Reduction Proposal—to approve a reduction of the base conversion price of the Company’s 8% Original Issue Discount Senior Secured Convertible Debentures and related common stock purchase warrants issued in connection with a private placement pursuant to Rule 506(b) of the Securities Act of 1933, and purchased by the purchaser identified in the Securities Purchase Agreement, dated June 6, 2024 (the “Original Debentures Securities Purchase Agreement”). Adoption of this proposal required approval by the affirmative vote of a majority of shares present and entitled to vote in person or by proxy. This proposal was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
20,749,300	839,940	1,918,276	5,420,656

Proposal 3: The Original Debenture Additional Investment Right Amendment Proposal – to approve an amendment to Section 4.17(b) of the Original Debentures Securities Purchase Agreement to reduce the price at which such additional investments may be made and extend the deadline for exercising the right. Adoption of this proposal required approval by the affirmative vote of a majority of shares present and entitled to vote in person or by proxy. This proposal was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
20,752,726	839,524	1,915,266	5,420,656

Proposal 4: The Reverse Stock Split Proposal — to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation dated February 7, 2024, to effect a reverse stock split of the Company’s Common Stock. Adoption of this proposal required approval by the affirmative vote of a majority of shares present and entitled to vote in person or by proxy. This proposal was approved. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote
26,243,469	769,701	1,915,002	0

Proposal 5: The Adjournment Proposal

The Adjournment Proposal was not voted upon because there were sufficient votes to approve the foregoing proposals.

Item 9.01. Financial Statements and Exhibits.

(a)-(b) Financial Statements.

(c) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Formatted in Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2025	DIH HOLDING US, INC.

	By:	/s/ Jason Chen
	Name:	Jason Chen
	Title:	Chief Executive Officer and Chairman

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